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                                                                     EXHIBIT 5.1

                 [LETTERHEAD OF STANDARD MANAGEMENT CORPORATION]

                                  June 30, 2004

Standard Management Corporation
10689 N. Pennsylvania Street
Indianapolis, Indiana 46280

         Re:      Registration Statement on Form S-3
                  521,428 Shares of Common Stock

Ladies and Gentlemen:

      As Executive Vice President and General Counsel to Standard Management Corporation (the "Registrant"), I am familiar with the preparation and filing of the Registrant's Registration Statement on Form S-3, to be filed with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement"), pursuant to which the Registrant is registering 521,428 shares of its common stock (the "Covered Shares") by certain of its shareholders.

      I have examined, and am familiar with, the originals or copies, certified or otherwise, of such documents, corporate records and other instruments of the Registrant relating to the authorization, issuance and (as applicable) transfer of the Covered Shares and other related matters as I have deemed relevant to and which form the basis of the opinion hereinafter set forth.

      I am of the opinion that each of the Covered Shares has been duly authorized and validly issued by the Registrant, and is fully paid and nonassessable.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this opinion, I do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        By: /s/ Stephen M. Coons
                                            ------------------------------------
                                            Stephen M. Coons
                                            Executive Vice President and General
                                            Counsel